EX-31 MINERAL MOUNTAIN MINING & MILLING COMPANY

Exhibit 31

CERTIFICATIONS

I, Delaine H. Gruber. certify that:

1.  I have reviewed this quarterly report on Form 10QSB of Mineral

Mountain Mining and Milling Company.

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15e and

15d-15e)for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision,

to ensure that material information relating to the small business issuer is made known to me by others within those entities,

particularly during the period in which this report is being prepared;

(b) Not Required.

(c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report my conclusion about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect,

the small business issuer's internal control over financial reporting.

5. I have disclosed, based on my most recent evaluation, to the

Registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information;

and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: February 13, 2005

/s/ Delaine H. Gruber

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Delaine H. Gruber, President and Director